UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 17, 2004

                                WINDSORTECH, INC.
             (Exact Name of Registrant as Specified in its Charter)



      Delaware                   000-07539                13-2599131

  (State or Other        (Commission File Number)  (IRS Employer Identification
  Jurisdiction of                                           Number)
  Incorporation)

                       70 Lake Drive, Hightstown, NJ 08520
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (609) 426-4666


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ITEM 5.03      Amendments to Articles of Incorporation or Bylaws

(a) On September 17, 2004, Action by Consent in Writing of a Majority of Shareholders increased the number of shares which the Corporation is authorized to issue from 35 million shares of Common Stock, par value $.01 per share to 55 million shares of Common Stock, par value $.01 per share. Text of the "Action by Consent in Writing of a Majority of Shareholders" furnished as Exhibit 99.1.

(b) The following exhibits are being filed or furnished with this report:

Exhibit 99.1   a. Action by Consent in  Writing  of a Majority  of  Shareholders

                  approving the increase of the number of shares which the Corporation is authorized to issue from 35 million shares of Common Stock, par value $.01 per share to 55 million shares of Common Stock, par value $.01 per share.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WINDSORTECH, INC.


Date: August 26, 2004                   By:  /S/  Edward L. Cummings
                                        --------------------------------------
                                        Edward L. Cummings
                                        Vice President, Treasurer and
                                        Chief Financial Officer


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